UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2014 (June 4, 2014)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

(713) 651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

In April 2014, the Company became aware of an allegation involving Key’s Mexico operations that, if true, could potentially constitute a violation of certain Company policies, including our Code of Business Conduct, the U.S. Foreign Corrupt Practices Act (FCPA) and other applicable laws. The Company conducted an initial investigation of this matter and the Board of Directors of the Company has formed a special committee of independent directors to oversee the investigation of this matter as well as the investigation of previously disclosed possible violations of the FCPA involving business activities of our operations in Russia, and any other resulting matters. The special committee has retained external independent legal counsel to continue these investigations. On May 30, 2014, the Company voluntarily disclosed the allegation and information from this initial investigation to the Securities and Exchange Commission (SEC) and the Department of Justice (DOJ). The Company and its management are fully cooperating with the SEC and DOJ; however, at this time the Company is unable to predict the ultimate resolution of these matters with these agencies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: June 4, 2014	By:	/s/ Kimberly R. Frye
Kimberly R. Frye
Senior Vice President, General Counsel and Secretary